PERKINS & MARIE CALLENDER'S INC.
REPORTS RESULTS FOR FISCAL YEAR ENDED DECEMBER 31, 2006

Memphis, TN, March 27, 2007 - Perkins & Marie Callender's Inc. (together with its consolidated subsidiaries, the "Company") is reporting today the unaudited financial results for its fiscal year ended December 31, 2006.

HIGHLIGHTS FOR 2006:

     o The Company opened one new Perkins Restaurant & Bakery (brand referred to as "Perkins") during the year and obtained three existing Perkins restaurants from franchisees. Franchisees opened five new Perkins in 2006.
     o In 2006, the Company opened one new Callender's Grill and obtained one existing Marie Callender's restaurant from a franchisee (brands referred to as "Marie Callender's").
     o Following the merger with Wilshire Restaurant Group, Inc. ("WRG"), the owner and operator of Marie Callender's, the Company has integrated non-operational Perkins and Marie Callender's functions at the Company's headquarters in Memphis, Tennessee. Accounting, information technology, human resources and purchasing functions were integrated in Memphis.
     o Due primarily to the merger of The Restaurant Company ("TRC") and WRG in May 2006, revenue increased by 84.8% from $321.4 million in 2005 to $594.1 million in 2006. 2005 includes revenues for WRG for the entire year and revenues for TRC for the period from September 21 through December 29, 2005 (the "Stub Period"). Revenues for TRC were $363.7 million in 2006 compared to revenues of $92.5 million in the Stub Period. Revenues for Marie Callender's, on a stand-alone basis, increased from $228.9 million in 2005 to $230.4 million in 2006.
     o Comparable restaurant sales for Perkins and Marie Callender's increased by 1.6% and 0.4%, respectively, for the year.
     o The Company reported a net loss of $10.0 million compared to a net loss of $15.2 million in 2005.


J. Trungale, President and Chief Executive Officer of Perkins & Marie Callender's Inc., commented, "We finished 2006 ahead of plan and were very pleased with the solid performance of both Perkins and Marie Callender's. With the integration of the Company now complete, we anticipate further realization of expense reductions, the continued sharing of best practices and achievement of synergies, all while maintaining the integrity and individual identity of each brand in the marketplace. The broad experience of our management team, the knowledge and guidance of our private equity partners and the strength of our brands position us well for future growth and development."

2006 FINANCIAL RESULTS

In May 2006, TRC and WRG merged to form the Company. Since the merger, we have reported combined operating results of TRC and WRG from September 21, 2005, the date at which common control was established, and the operating results of TRC for the periods prior to September 21, 2005. The Company recently determined, based on a consultation the Company initiated with the SEC, that WRG should be the reporting entity prior to September 21, 2005. The Company's 2005 operating results, on which WRG's former independent auditors are expected to report, include WRG for the entire year ended December 29, 2005 and TRC for the Stub Period. In order for WRG's former independent auditors to report on this combined entity, they will need to conduct an audit of TRC for the period from September 21 through December 29, 2005; accordingly, 2005 financial information below is unaudited. This audit work will not be completed in time for us to timely file our Form 10-K for the 2006 year.

Revenues in 2006 increased 84.8% to $594.1 million from $321.4 million in 2005. The growth in revenues is primarily attributable to the inclusion of revenues of $363.7 million from TRC in the current year versus revenues of $92.5 million in the Stub Period of 2005. Revenues for Marie Callender's, on a stand-alone basis, increased from $228.9 million in 2005 to $230.4 million in 2006. In 2006, revenues from Perkins' restaurants, Marie Callender's restaurants, franchise operations, manufacturing, and


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

licensing and other accounted for 49.8%, 36.4%, 4.5%, 8.5% and 0.8% of total revenue, respectively. Perkins' restaurants experienced a 1.6% increase in comparable restaurant sales in 2006, resulting primarily from an increase in menu prices. Comparable restaurant sales at Marie Callender's restaurants were up 0.4%, primarily due to an increase in sales of whole pies.

Food costs for 2006 totaled 28.6% of food sales, down 1.1% from 29.7% in 2005. This decrease was driven by a 0.7 percentage point reduction of Marie Callender's food cost in 2006 as compared to 2005, plus lower food cost as a percentage of food sales at Perkins restaurants as compared to Marie Callender's. Perkins' restaurants have a higher proportion of breakfast menu items sold, which generally have a lower food cost relative to their sales prices than lunch and dinner menu items. Perkins restaurant segment food cost in 2006 was 25.1% compared to 30.3% at Marie Callender's in 2006 and 31.0% at Marie Callender's in 2005.

Labor and benefits costs, as a percentage of total revenues, increased 0.1% to 31.2% for 2006. The increase was driven by higher labor and benefits costs as a percentage of total revenues at Perkins restaurants as compared to Marie Callender's. Perkins restaurant segment labor and benefits were 36.3% in 2006 compared to 32.1% at Marie Callender's in 2006 and 32.2% at Marie Callender's in 2005.

Operating expenses for 2006 were $149.1 million, or 25.1% of total revenues, compared to $84.5 million, or 26.3% of total revenues, for 2005. This increase is primarily due to the inclusion of Perkins' operating expenses of $83.3 million in the full year 2006 versus $21.6 million for the Stub Period 2005. Perkins operating expenses for 2006 were 22.9% of revenues compared to 28.5% and 27.5% for Marie Callender's in 2006 and 2005, respectively.

General and administrative expenses were 8.1% of total revenues, an increase of
1.5 percentage points over 2005. The increase is due primarily to the inclusion of the full year expenses for Perkins in 2006, partially offset by synergies achieved as part of the integration. The general and administrative expense ratios in 2005 for Perkins and for Marie Callender's were 8.9% and 5.4% respectively.

Transaction costs represent internal and external expenses related to the merger of TRC and WRG in 2006 and related to the acquisition of TRC in 2005. Transaction costs were $6.2 million in 2006 compared to $0.9 million in 2005.

Depreciation and amortization was 4.3% of revenues in 2006 and 3.6% of revenues in 2005. The increase is partially attributable to the step-up in the basis of TRC's fixed assets associated with the acquisition of TRC in September 2005.

Interest, net was 6.1% of revenues in 2006 compared to 8.2% in 2005. The decrease is mainly due to the repayment of WRG's indebtedness with proceeds of the term loan obtained in connection with the May 2006 merger of TRC and WRG. Interest rates on WRG's indebtedness were significantly higher than the interest rates on the term loan. The Company recognized a gain of $12.6 million on its extinguishment of WRG's subordinated indebtedness and related accrued interest due to the Company's successful negotiation of concessions.

ADJUSTED EBITDA

The Company defines adjusted EBITDA as net income before income tax expense, interest expense (net), depreciation and amortization, gain on the extinguishment of debt, transaction costs, gain/loss on the disposition of assets, asset write-downs, lease termination expense and other income and expense items unrelated to operating performance. The Company considers adjusted EBITDA to be an important measure of performance from core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is useful to investors in evaluating the Company's ability to incur and service debt, make capital expenditures and meet working capital requirements. The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company's operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one

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


company to another for reasons unrelated to overall operating performance. The Company's calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company's operating performance or liquidity. The following table provides a reconciliation of net loss to adjusted EBITDA.




                                                       Year Ended             Year Ended
(unaudited; in thousands)                          December 31, 2006       December 29, 2005
                                                 -----------------------------------------------

NET LOSS                                             $        (9,980)       $       (15,231)
Provision for (benefit from) income taxes                        155                   (638)
Interest, net                                                 36,197                 26,362
Depreciation and amortization                                 25,641                 11,594
Gain on extinguishment of debt                               (12,581)                  (565)
Transaction costs                                              6,221                    867
Asset write-down                                               2,058                  1,315
(Gain) loss on disposition of assets                             665                   (704)
Pre-opening expenses                                             688                    545
Management fees                                                3,592                  2,252
Store closure expenses                                         1,687                  1,286
Lease termination                                                366                      -
Other non-cash items                                             659                      -
                                                 -----------------------------------------------
ADJUSTED EBITDA                                      $        55,368        $        27,083
                                                 ===============================================



ABOUT THE COMPANY

Perkins & Marie Callender's Inc., formerly The Restaurant Company, operates two restaurant concepts: (1) mid-scale, full-service family dining restaurants, which serve a wide variety of high quality, moderately priced breakfast, lunch and dinner entrees, under the name Perkins Restaurant and Bakery, which were historically owned by TRC and (2) mid-priced, casual-dining restaurants specializing in the sale of pie and other bakery items under the name Marie Callender's Restaurant and Bakery, which were historically owned by WRG. As of December 31, 2006, the Company owned and operated 155 Perkins' restaurants and franchised 322 Perkins' restaurants. The Company also owned and operated 79 Marie Callender's restaurants, one Callender's Grill and one East Side Mario's restaurant and franchised 45 Marie Callender's restaurants and one Marie Callender's Grill. Additionally, the Company operated 11 Marie Callender's restaurants under partnership agreements.




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


FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "CONTINUE," "COULD," "ESTIMATE," "EXPECT," "INTEND," "MAY," "MIGHT," "PLAN," "POTENTIAL," "PREDICT," "SHOULD," OR "WILL," OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.

PERKINS & MARIE CALLENDER'S INC. HAS BASED THESE FORWARD-LOOKING STATEMENTS ON ITS CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS. WHILE THE COMPANY BELIEVES THESE EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ARE REASONABLE, SUCH FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND ITS CONTROL. SOME OF THE KEY FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS INCLUDE THE FOLLOWING:

     o    COMPETITIVE PRESSURES AND TRENDS IN THE RESTAURANT INDUSTRY;

     o    PREVAILING PRICES AND AVAILABILITY OF FOOD, SUPPLIES AND LABOR;

     o    RELATIONSHIPS WITH FRANCHISEES AND FINANCIAL HEALTH OF FRANCHISEES;

     o    GENERAL ECONOMIC CONDITIONS AND DEMOGRAPHIC PATTERNS;

     o    OUR SUBSTANTIAL INDEBTEDNESS;

     o    DEVELOPMENT AND EXPANSION PLANS; AND

     o    STATEMENTS COVERING OUR BUSINESS STRATEGY.


GIVEN THESE RISKS AND UNCERTAINTIES, YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF. PERKINS & MARIE CALLENDER'S INC. DOES NOT UNDERTAKE AND SPECIFICALLY DECLINES ANY OBLIGATION TO UPDATE ANY SUCH STATEMENTS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF SUCH STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.


CONFERENCE CALL

Perkins & Marie Callender's Inc. has scheduled a conference call for Thursday, March 29, 2007, at 10:00 a.m. (CST) to review 2006 earnings. The dial-in number for the conference call is (866) 207-2203 and the access code number is 4025106. A taped playback of this call will be available two hours following the call on Thursday, March 29, 2007 through midnight on Wednesday, April 4, 2007. The taped playback can be accessed by dialing (800) 642-1687 and by using access code number 4025106.








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


                        PERKINS & MARIE CALLENDER'S INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)


                                                                   (Unaudited)    (Unaudited)
                                                                      Year           Year
                                                                      Ended          Ended
                                                                   December 31,   December 29,
                                                                      2006           2005
                                                                ---------------- ---------------
REVENUES:
     Food sales                                                  $     562,655   $     306,394
     Franchise and other revenue                                        31,448          15,011
                                                                --------------- ----------------
Total Revenues                                                         594,103         321,405
                                                                --------------- ----------------
COSTS AND EXPENSES:
  Cost of sales (excluding depreciation shown below):
      Food cost                                                        160,663          91,037
      Labor and benefits                                               185,405          99,841
      Operating expenses                                               149,103          84,475
  General and administrative                                            48,188          21,242
  Transaction costs                                                      6,221             867
  Depreciation and amortization                                         25,641          11,594
  Interest, net                                                         36,197          26,362
  (Gain) loss on disposition of assets                                     665            (704)
  Lease termination                                                        366               -
  Asset write-down                                                       2,058           1,315
  Gain on extinguishment of debt                                       (12,581)           (565)
  Other, net                                                             1,509           1,181
                                                                --------------- ----------------
Total Costs and Expenses                                               603,435         336,645
                                                                --------------- ----------------
Loss before income taxes and minority interests                         (9,332)        (15,240)
(Provision for) benefit from income taxes                                 (155)            638
Minority interests                                                        (493)           (629)
                                                                --------------- ----------------
NET LOSS                                                         $      (9,980)  $     (15,231)
                                                                =============== ================



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


                        PERKINS & MARIE CALLENDER'S INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                  (Unaudited)       (Unaudited)
                                                               December 31, 2006 December 29, 2005
                                                               ----------------- -----------------
                                  ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                       $         9,069   $         3,988
Restricted cash                                                          11,193             8,225
Receivables, less allowances for doubtful accounts                       18,316            16,108
Inventories, net                                                         10,996            11,328
Prepaid expenses and other current assets                                 4,824             4,333
Escrow deposits                                                           5,022            18,162
Deferred income taxes                                                         -             2,845
                                                               ----------------- -----------------
                   Total current assets                                  59,420            64,989
                                                               ----------------- -----------------

PROPERTY AND EQUIPMENT, net of
   accumulated depreciation and amortization                             91,044            78,515
INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS                                  238               311
GOODWILL                                                                140,638           154,049
INTANGIBLE ASSETS, net of accumulated amortization                       46,192            48,088
OTHER ASSETS                                                             13,627            14,171
DEFERRED INCOME TAXES                                                       985                 -
                                                               ----------------- -----------------
                                                                $       352,144   $       360,123
                                                               ================= =================

                 LIABILITIES AND STOCKHOLDER'S INVESTMENT

CURRENT LIABILITIES:
 Accounts payable                                               $        22,799   $        21,814
 Accrued expenses                                                        69,750            64,571
 Accrued income taxes                                                       352                 -
 Franchise advertising contributions                                      5,392             4,752
 Current maturities of long-term debt and
    capital lease obligations                                             1,706             3,311
                                                               ----------------- -----------------
                   Total current liabilities                             99,999            94,448
                                                               ----------------- -----------------

CAPITAL LEASE OBLIGATIONS, less current maturities                        6,249             6,939
LONG-TERM DEBT, less current maturities                                 286,379           293,138
DEFERRED INCOME TAXES                                                         -            12,573
DEFERRED RENT                                                             9,768             7,440
OTHER LIABILITIES                                                         5,953             5,238

MINORITY INTEREST IN CONSOLIDATED PARTNERSHIPS                               75               177

STOCKHOLDER'S INVESTMENT:
Common stock, $.01 par value, 100,000 shares authorized,
  10,820 issued and outstanding                                               1                 1
Additional paid-in capital                                              136,131           123,907
Notes secured by stock                                                        -            (1,308)
Other comprehensive income                                                   13                14
Accumulated deficit                                                    (192,424)         (182,444)
                                                               ----------------- -----------------
                   Total stockholder's investment                       (56,279)          (59,830)
                                                               ----------------- -----------------
                                                                $       352,144   $       360,123
                                                               ================= =================



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


                        PERKINS & MARIE CALLENDER'S INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)



                                                                   (Unaudited)     (Unaudited)
                                                                      Year            Year
                                                                      Ended           Ended
                                                                   December 31,    December 29,
                                                                      2006            2005
                                                                ---------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                        $        (9,980) $     (15,231)
Adjustments to reconcile net loss to net cash
     provided by operating activities :
  Depreciation and amortization                                          25,641         11,594
  Amortization of discount                                                  321             74
  Other non-cash income and expense items                                 6,690              4
  Gain on extinguishment of debt                                        (12,581)          (565)
  (Gain) loss on disposition of assets                                      665           (704)
  Asset write-down                                                        2,058          1,315
  Minority interests                                                        493            629
  Equity in net loss of unconsolidated partnerships                          73            (54)
  Net changes in operating assets and liabilities                         1,853         20,747
                                                                ---------------- --------------
  Total adjustments                                                      25,213         33,040
                                                                ---------------- --------------
Net cash provided by operating activities                                15,233         17,809
                                                                ---------------- --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for property and equipment                                  (19,562)       (10,079)
  Acquisition of business                                                     -       (220,105)
  Proceeds from sale of assets                                            1,549          1,359
                                                                ---------------- --------------
  Net cash used in investing activities                                 (18,013)      (228,825)
                                                                ---------------- --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments under capital lease obligations                       (895)          (798)
  Payments on long-term debt                                           (112,467)       (10,640)
  Proceeds from long-term debt                                          111,941        190,029
  Debt issuance costs                                                    (2,720)        (9,288)
  Distributions to minority partners                                       (543)          (602)
  Accrued interest on convertible promissory notes                            -              -
  Accrued interest on notes secured by stock                                  -           (103)
  Capital contribution from parent                                       12,545         44,607
                                                                ---------------- --------------
  Net cash provided by financing activities                               7,861        213,205
                                                                ---------------- --------------

  Net increase (decrease) in cash and cash equivalents                    5,081          2,189

CASH AND CASH EQUIVALENTS:
  Balance, beginning of year                                              3,988          1,799
                                                                ---------------- --------------
  Balance, end of year                                          $         9,069          3,988
                                                                ================ ==============





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